      As filed with the Securities and Exchange Commission on May 30, 2003.

                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SIERRA HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   88-0200415
                      (I.R.S. Employer Identification No.)

                              2724 North Tenaya Way
                             Las Vegas, Nevada 89128
          (Address, including zip code, of Principal Executive Offices)

                          SIERRA HEALTH SERVICES, INC.
             1995 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED
                          SIERRA HEALTH SERVICES, INC.
        1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN, AS AMENDED AND RESTATED
                            (Full title of the plans)

                            Frank E. Collins, Esquire
                 Senior Vice President, Legal and Administration
                          Sierra Health Services, Inc.
                              2724 North Tenaya Way
                             Las Vegas, Nevada 89128
                                 (702) 242-7000
 (Name, address and telephone number, including area code, of agent for service)

                                    CALCULATION OF REGISTRATION FEE

                                                        Proposed Maximum    Proposed Maximum     Amount of
            Title of Securities       Amount to          Offering Price        Aggregate       Registration
            to be Registered(1)    be Registered(1)         Per Unit         Offering Price         Fee

Common Stock, $0.005 par value     2,000,000 shares          $19.12(2)        $38,230,000      $3,092.81(3)

------------

     (1) This registration  statement (the "Registration  Statement")  registers the offer and sale of up to 2,000,000  shares of Common  Stock of Sierra  Health
Services, Inc., a Nevada corporation (the "Company"),  1,800,000 of which may be offered and sold from time to time  pursuant  to the  Company's  1995  Long-Term
Incentive Plan, as amended and restated, and 200,000 of which may be offered and sold from time to time pursuant to the Company's  1995  Non-Employee  Directors'
Stock Plan. Pursuant to Rule 416(a), the number of shares being registered shall be adjusted  to include any  additional  shares  which may become  issuable as a result of stock splits,  stock  dividends or similar  transactions in accordance with the anti-dilution provisions of the Plans. Attached to the Common Stock are certain rights to purchase  Series A Junior  Participating  Preferred Stock upon the occurrence of specified events.

     (2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of  calculating  the  registration  fee,  based upon the  average of the reported  high and low sales  prices for shares of Common Stock on May 12, 2003, as reported on the composite tape for New York Stock Exchange-listed securities.

     (3)  Calculated  pursuant to Section 6(b) of the Securities Act of 1933, as amended,  as  follows:  $80.90  per $1  million of  proposed  maximum  aggregate offering price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

            Omitted as permitted pursuant to Rule 428 and Form S-8.

Item 2.  Registrant Information.

            Omitted as permitted pursuant to Rule 428 and Form S-8.

                                     PART II

                      INFORMATION REQUIRED IN REGISTRATION
                    STATEMENT AND NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference

     The  Company  hereby  incorporates  by  reference  into  this  Registration
Statement  the  following  documents  filed  with the  Securities  and  Exchange
Commission (the "Commission"):

     (a) The Company's  Annual Report on Form 10-K for the Company's fiscal year ended  December  31, 2002,  filed  pursuant to Section  13(a) of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Company's  Quarterly  Report on Form 10-Q for the Company's  fiscal quarters  ended March 31, 2003,  filed pursuant to Section 13(a) of the Exchange
Act.

     (c)  Each of the  Company's  Current  Reports  on Form 8-K  filed  with the
Commission  since  December 31, 2002  pursuant to Section  13(a) of the Exchange
Act.

     (d) The  description  of the Common  Stock of the Company  contained in the
Company's  Registration Statement on Form 8-A filed pursuant to the Exchange Act on March  31,  1994,  and  effective  on April  14,  1994,  including  any other amendment or report filed for the purpose of updating such description.

     (e) The  description  of certain rights  attaching to the Company's  Common
Stock to purchase Series A Junior Participating Preferred Stock contained in the
Company's  Registration Statement on Form 8-A filed pursuant to the Exchange Act on July 1, 1994,  including any other  amendment or report filed for the purpose of updating such description.

     All reports and other documents  subsequently filed by the Company pursuant to Sections  13(a),  13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective  amendment which indicates that all securities  offered have been sold or which  deregisters  all securities  then remaining  unsold shall be deemed to be incorporated by reference in this Registration  Statement and to be a part hereof from the date of filing of such documents.

     Any  statement  contained  in a  document  incorporated  or  deemed  to  be incorporated in this  Registration  Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a  statement  contained  in this  Registration  Statement  or in any  other subsequently  filed  document which also is or is deemed to be  incorporated  in this Registration  Statement by reference modifies or supersedes such statement.
Any statement so modified  shall not be deemed in its  unmodified  form, and any statement  so  superseded  shall not be  deemed,  to  constitute  a part of this
Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section  78.751 of the Nevada  Domestic  and  Foreign  Corporation  Law and
Article  VII of the  Company's  By-Laws  provide for the  indemnification  under certain conditions of directors,  officers, employees and agents acting in their official capacities.  The Company has not entered into separate  indemnification agreements with any of its officers or directors.

     The Company has  purchased  directors'  and officers'  liability  insurance insuring the Company's  officers and directors  against certain  liabilities and expenses incurred by such persons in such capacities.

Item 7. Exemption from Registration

     Not applicable.

Item 8. Exhibits

Exhibit                           Description

4.1  Articles  of  Incorporation,  together  with  amendments  thereto  to date, incorporated by reference to Exhibit 4 (b) to the Registrant's Registration
     Statement on Form S-8 (No. 33-41543) effective July 3, 1991.

4.2  Certificate  of  Division  of  Shares  into  Smaller  Denominations  of the
     Registrant, incorporated by reference to Exhibit 3.2 to Registrant's Annual
     Report on Form 10-K for the fiscal year ended December 31, 2001.

4.3  Certificate  pursuant  to NRS  Section  78.207  increasing  the  number  of authorized  shares of common stock to 60,000,000  pursuant to the Company's stock split on May 18,  1998,  incorporated  by reference to Exhibit 3.4 to
     Registrant's  Annual Report on Form 10-K for the fiscal year ended December
     31, 2001.

4.4  Amended and Restated  By-Laws of the Company,  incorporated by reference to
     Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

4.5  Rights  Agreement,  dated as of June  14,  1994  between  the  Company  and
     Continental  Stock Transfer & Trust Company,  incorporated by reference to  Exhibit  3.4  to the  Company's  Registration  Statement  on  Form  S-3
     effective October 11, 1994 (Reg. No. 33-83664).

4.6  Rights Agreement, dated as of June 14, 1994, amended as of August 10, 2000, between the Registrant and Wells Fargo Bank Minnesota,  N.A.,  incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for
     the fiscal year ended December 31, 2001.

5    Not  applicable  (all shares to be offered and sold  hereunder are treasury shares).

15   Not applicable.

23.1 Consent of Deloitte & Touche LLP.

24   Powers of Attorney  (included on the signature  pages of this  Registration
     Statement).

99   Not applicable.

Item 9. Undertakings

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933;

               (ii) To reflect  in the  Prospectus  any facts or events  arising after the effective date of this  Registration  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the  Registration  Statement;  notwithstanding  the foregoing,  any increase or decrease in the volume of securities offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  end of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate  offering price set forth in the
          "Calculation of Registration Fee" table in the effective  registration statement.

               (iii) To include any  material  information  with  respect to the plan of  distribution  not previously  disclosed in this  Registration
          Statement  or  any  material   change  to  such   information  in  the
          Registration Statement;

          provided,  however,  that  paragraphs  (a)(1)(i) and (a)(1)(ii) do not apply if this  Registration  Statement is on Form S-3 or Form S-8, and
          the information required to be included in a post-effective  amendment by those  paragraphs  is  contained in periodic  reports  filed by the registrant  pursuant to Section 13 or Section 15(d) of the  Securities
          Exchange  Act of 1934  that  are  incorporated  by  reference  in this
          Registration Statement.

          (2) That,  for the  purpose of  determining  any  liability  under the
     Securities Act of 1933, each such post-effective  amendment shall be deemed to be a new  registration  statement  relating  to the  securities  offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any  of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

     (b) The  undersigned  registrant  hereby  undertakes  that, for purposes of determining  any liability  under the Securities Act of 1933, each filing of the registrant's  annual  report  pursuant to Section  13(a) or Section 15(d) of the
Securities  Exchange  Act of 1934  (and,  where  applicable,  each  filing of an employee  benefit  plan's  annual  report  pursuant  to  Section  15(d)  of  the
Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the
Registration  Statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors,  officers and controlling  persons of
the  registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the
registrant  has been advised that in the opinion of the  Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  for  filing  on  Form  S-8 and has  duly  caused  this
Registration Statement to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of Las Vegas, Nevada, on May 30, 2003.

                                                SIERRA HEALTH SERVICES, INC.

                                                By: /s/  ANTHONY M. MARLON, M.D.

                                                    Anthony M. Marlon, M.D.
                                                    Chairman of the Board and
                                                    Chief Executive Officer

     KNOW ALL  PERSONS  BY THESE  PRESENTS,  that each  person  whose  signature appears below constitutes and appoints Anthony M. Marlon, M.D., Frank E. Collins and  Paul  H.  Palmer,  and  each  of  them,  as  his  or her  true  and  lawful
attorneys-in-fact   and   agents,   with   full   power  of   substitution   and
resubstitution,  for him or her and in his or her name,  place and stead, in any and all  capacities,  to sign any and all amendments  (including  post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission,  granting unto said  attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite  and  necessary to be done in  connection  therewith,  as fully to all intents and purposes as he or she might or could do in person,  hereby ratifying and confirming  all that said  attorneys-in-fact  and agents,  or any of them or their  substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.  Pursuant  to the  requirements  of the  Securities  Act of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.

/s/  ANTHONY M. MARLON, M.D.              Chairman of the Board, Chief Executive Officer,     May 30, 2003
                                          and Director (principal executive officer)
Anthony M. Marlon, M.D.

/s/  PAUL H. PALMER                       Senior Vice President, Chief Financial Officer,     May 30, 2003
                                          and Treasurer (principal financial officer and
Paul H. Palmer                            accounting officer)

/s/  ERIN E. MACDONALD                    Director

Erin E. MacDonald                                                                             May 30, 2003

/s/  THOMAS Y. HARTLEY                    Director

Thomas Y. Hartley                                                                             May 30, 2003

/s/  WILLIAM J. RAGGIO                    Director

William J. Raggio                                                                             May 30, 2003

/s/  CHARLES L. RUTHE                     Director

Charles L. Ruthe                                                                              May 30, 2003

/s/  ANTHONY L. WATSON                    Director

Anthony L. Watson                                                                             May 30, 2003

/s/  ALBERT L. GREENE                     Director

Albert L. Greene                                                                              May 30, 2003

/s/  MICHAEL E. LUCE                      Director

Michael E. Luce                                                                               May 30, 2003

                                  EXHIBIT INDEX

                                                                    Sequentially
Exhibit                        Description                         Numbered Page

4.1  Articles  of  Incorporation,  together  with  amendments  thereto  to date, incorporated by reference to Exhibit 4 (b) to the Registrant's Registration
     Statement on Form S-8 (No. 33-41543) effective July 3, 1991.

4.2  Certificate  of  Division  of  Shares  into  Smaller  Denominations  of the
     Registrant, incorporated by reference to Exhibit 3.2 to Registrant's Annual
     Report on Form 10-K for the fiscal year ended December 31, 2001.

4.3  Certificate  pursuant  to NRS  Section  78.207  increasing  the  number  of authorized  shares of common stock to 60,000,000  pursuant to the Company's stock split on May 18,  1998,  incorporated  by reference to Exhibit 3.4 to
     Registrant's  Annual Report on Form 10-K for the fiscal year ended December
     31, 2001.

4.4  Amended and Restated  By-Laws of the Company,  incorporated by reference to
     Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

4.5  Rights  Agreement,  dated as of June  14,  1994  between  the  Company  and
     Continental  Stock Transfer & Trust Company,  incorporated by reference to  Exhibit  3.4  to the  Company's  Registration  Statement  on  Form  S-3
     effective October 11, 1994 (Reg. No. 33-83664).

4.6  Rights Agreement, dated as of June 14, 1994, amended as of August 10, 2000, between the Registrant and Wells Fargo Bank Minnesota,  N.A.,  incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for
     the fiscal year ended December 31, 2001.

23.1 Consent of Deloitte & Touche LLP.

24   Powers of Attorney  (included on the signature  pages of this  Registration
     Statement).